Exhibit 99.1

Flutter Entertainment announces completion of Snai acquisition

New York, April 30 2025: Flutter Entertainment (NYSE: FLUT; LSE: FLTR) (“Flutter”) the world’s leading online sports betting and iGaming operator today announces that it has completed the acquisition of Snaitech S.p.A. (“Snai”), one of Italy’s leading omni-channel operators from a subsidiary of Playtech plc, for cash consideration based on an enterprise value of €2.3b1.

The acquisition of Snai, which will be positioned within the Southern Europe & Africa region of our International division, aligns with Flutter’s strategy to invest in leadership positions in attractive international markets, and we believe will create shareholder value through:

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Adding an enhanced position in Italy, Europe’s largest regulated market which has significant online growth potential due to comparatively low online penetration rates. Advertising restrictions also increase the strategic importance of Snai’s strong and complimentary retail presence. Adding Snai to the Flutter portfolio will increase Flutter’s online market share in Italy to approximately 30%[2]

•

Enhancing Flutter’s “local hero” brand portfolio. Snai has a strong base of highly engaged omnichannel customers along with one of the most recognizable brands which is expected to expand and diversify customer acquisition opportunities for Flutter in Italy

•

Delivering meaningful value creation, through access to the Flutter Edge, with target operating cost synergies of at least €70m, to be achieved within three years of closing at a cost of 1.25x and capex synergies at €10m. Revenue synergies are expected to be achieved by leveraging Flutter Edge capabilities across pricing and risk management, in-house iGaming content and other Flutter technology to enhance the experience offered to Snai’s customers

Peter Jackson, CEO, commented:

“I am delighted to welcome Snai, one of the leading gaming brands in Italy, to the Group. Snai’s significant omnichannel presence brings strategically important assets to enhance Flutter’s position in Italy. The transaction fits perfectly with our strategy for value creating M&A and is expected to bring about significant growth opportunities for Snai by providing access to Flutter’s market leading products and capabilities. It is with great excitement we can now start working with Snai to implement our robust integration plans and begin to realise the compelling benefits of this combination.”

The transaction has been completed using the debt facilities set out below. We expect leverage to increase but then reduce given the highly visible profitable growth opportunities that exist across the Group and we remain committed to our medium-term leverage ratio of 2.0-2.5x.

Flutter will provide a further update, including financial guidance, as part of is first quarter results on May 7, 2025.

Bridge Credit Agreement

As previously disclosed the Company entered into an amended and restated commitment letter with certain banks (the “Commitment Parties”) to obtain binding commitments in respect of a senior secured first lien term loan comprising an aggregate Euro principal of €2.5 billion (the “Facility”) to fund the Snai acquisition.

On April 29, 2025, the Company and certain of its subsidiaries converted the binding commitments into a definitive bridge credit agreement (the “Bridge Credit Agreement ”) with the Commitment Parties to draw down the Facility in full.

The Company plans to use the Facility to:

•	finance or refinance amounts payable in connection with the acquisition

•	finance or refinance certain indebtedness as the Company may elect

•	pay fees and/or expenses in connection with the foregoing

•	finance general corporate purposes and working capital of the group

The Facility will:

•	mature April 29, 2026, with two additional 6 month extension options

•	bear interest at a per annum rate equal to EURIBOR plus an applicable margin equal to 1.25%, which is subject to certain step-ups over the term of the Facility

The other terms of the Bridge Credit Agreement are substantially similar to the terms of the Term Loan A, Term Loan B and Revolving Credit Facility Agreement dated November 24, 2023 (and as amended from time to time) entered into between, amongst others, the Company and J.P. Morgan SE as Administrative Agent.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. In addition, the ability to achieve estimated cost synergies in the timeframe described in this press release, or at all, is subject to various assumptions, which involve risks and uncertainties. In addition, we may incur additional or unexpected costs to realize these cost synergies. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Factors that could cause Flutter’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with leading positions in markets across the world, including the US. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global competitive advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet.

To learn more about Flutter, please visit our website at www.flutter.com.

Contacts:

Investor Relations:	Media Relations:

Paul Tymms, Investor Relations	Kate Delahunty, Corporate Communications

Ciara O’Mullane, Investor Relations	Lindsay Dunford, Corporate Communications

Chris Hancox, Investor Relations	Rob Allen, Corporate Communications

Email: investor.relations@flutter.com	Email: corporatecomms@flutter.com

Notes:

1.	On a cash-free and debt-free basis

2.	Italian market and market share data based on regulator GGR data from Agenzia delle dogane e dei Monopoli (“ADM”)